SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

    MCB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California                                              68-0300300
 State of Incorporation                                  IRS Employer ID Number

1248 Fifth Avenue, San Rafael, California               94901
 Address of registrant's principal executive office      Zip Code

      Securities to be registered pursuant to Section 12(b) of the Act:

    None
(Title of Class)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A (c)(2), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(g) of the Act:

    Common Stock, No Par Value
(Title of Class)

Item 1.   Description of Registrant's Securities to be Registered

    The Registrant incorporates by reference herein the description of the Registrant's Common Stock, no par value, appearing under the caption, "Description of MCB Financial's Securities," in the Prospectus contained in the Registrant's Registration Statement on Form S-4 (Registration No. 33-76832), as filed with the Securities and Exchange Commission on May 12, 1994 under the Securities Act of 1933, as amended.

Item 2.   Exhibits.

1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (incorporated by reference, File No. 33-76832, filed March 29, 1999);

2. Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 (incorporated by reference, File No. 33-76832, filed May 14, 1999);

3. Current Report on Form 8-K dated January 19, 1999 (incorporated by reference, File No. 33-76832, filed January 25, 1999);

4. Current Report on Form 8-K dated January 26, 1999 (incorporated by reference, File No. 33-76832, filed January 26, 1999);

5. Proxy Statement dated April 26, 1999 (incorporated by reference, File No. 33-76832, filed April 27, 1999);

6. (a) Restated Articles of Incorporation (incorporated by reference to exhibit (3)(a) to the registrant's Quarterly Report on Form 10-QSB for its quarter ended September 30, 1998, File No. 33-76832, filed November 13,
      1998).

      (b) By-laws (incorporated by reference to the registrant's registration statement on Form S-4, File No. 33-76832, filed May 12, 1994).

      (c) Rights Agreement entered into between MCB Financial Corporation and U.S. Stock Transfer Corporation, dated as of January 19, 1999 (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K dated January 19, 1999, File No. 33-76832, filed January 25, 1999).

      (d) 1989 Stock Option Plan (incorporated by reference to the registrant's registration statement on Form S-4, File No. 33-76832, filed May 12,
      1994).

      (e) 1999 Stock Option Plan (incorporated by reference to Exhibit A to the registrant's Proxy Statement dated April 26, 1999, File No. 33-76832, filed April 27, 1999).

7. A specimen certificate evidencing shares of Common Stock of MCB Financial Corporation.

Signature

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   August 4, 1999                MCB Financial Corporation

                                      By:    /s/   Charles O. Hall
                                      Name:  Charles O. Hall
                                      Its President and Chief Executive Officer